Exhibit 13

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock of Goody's Family Clothing, Inc., and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 31st day of October, 2005.


GMM CAPITAL LLC

By: /s/ Isaac Dabah
   --------------------------------
    Name:  Isaac Dabah
    Title: Executive Director


GMM TRUST

By: /s/ Isaac Dabah
   --------------------------------
    Name:  Isaac Dabah
    Title: Trustee


GF GOODS INC.

By: /s/ Isaac Dabah
   --------------------------------
    Name:  Isaac Dabah
    Title: President and Chief Executive Officer


GF ACQUISITION CORP.

By: /s/ Isaac Dabah
   --------------------------------
    Name:  Isaac Dabah
    Title: President and Chief Executive Officer